As filed with the Securities and Exchange Commission on November 22, 1996
-----------------------------------------------------------------------------
                   SECURITIES AND EXCHANGE COMMISSION
                        Washington, D.C.  20549
                                FORM S-3
                         REGISTRATION STATEMENT
                                 UNDER
                       THE SECURITIES ACT OF 1933
                        FIDELITY FEDERAL BANCORP
         (Exact name of registrant as specified in its charter)

            INDIANA                                    35-1894432
(State or other jurisdiction of           (I.R.S. Employer Identification No.)
incorporation or organization)

                  700 SOUTH GREEN RIVER ROAD, SUITE 2000,
                 EVANSVILLE, INDIANA 47715, (812) 469-2100
  (Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)


           M. Brian Davis                        John W. Tanselle, Esq.
President and Chief Executive Officer            Timothy M. Harden, Esq.
      Fidelity Federal Bancorp             Krieg DeVault Alexander & Capehart
 700 S. Breen River Road, Suite 2000         One Indiana Square, Suite 2800
     Evansville, Indiana  47715             Indianapolis, Indiana  46204-2017
           (812) 469-2100                            (317) 636-4341
        (Agent for Service)                             (Copy to)
         (Name, address, including zip code, and telephone number,
                 including area code, of agent for service)
                               _____________

   Approximate date of commencement of the proposed sale of the securities to the public:
  From time to time after the effective date of this Registration Statement as determined by market conditions.
                              _______________

   If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. [ ]

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis,and such securities satisfy all of the eligibility requirements of Rule 415 under the Securities Act of
1933,other than securities offered only in connection with dividend or interest reinvestment plans, please check the following box. [X]
                             _________________

                      CALCULATION OF REGISTRATION FEE

----------------------------------------------------------------------------------------
Title of each class     Amount      Proposed maximum    Proposed maximum     Amount of
   of securities         to be       offering price    aggregate offering   registration
 to be registered     registered     per unit (1)          price (1)            fee
----------------------------------------------------------------------------------------
   Common Stock         110,000         $10.38           $1,141,800.00        $394.00
----------------------------------------------------------------------------------------

(1)   Estimated as of November 20, 1996 solely for the purpose of calculating the registration fee pursuant to Rule 457(c).
                            ___________________

The registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

                         CROSS REFERENCE SHEET
                                  FOR
           REGISTRATION STATEMENT ON FORM S-3 AND PROSPECTUS


     ITEMS OF FORM S-3                      HEADINGS IN PROSPECTUS
     -----------------                      ----------------------
1.   Forepart of Registration Statement     Forepart of registration statement;
     and Outside Front Cover Page of        outside front cover page
     Prospectus

2.   Inside Front and Outside Back          Inside front and outside back cover
     Cover Pages of Prospectus              pages of Prospectus

3.   Summary Information, Risk Factors      Summary of Prospectus;
     and Ratio of Earnings to Fixed         Incorporation of Certain Documents
     Charges                                by Reference

4.   Use of Proceeds                        Not Applicable

5.   Determination of Offering Price        Not Applicable

6.   Dilution                               Not Applicable

7.   Selling Security Holders               Selling Security Holders

8.   Plan of Distribution                   Plan of Distribution

9.   Description of Securities to be        Incorporation of Certain Documents
     Registered                             by Reference

10.  Interests of Named Experts and         Legal Matters
     Counsel
                                            Incorporation of Certain Documents
11.  Material Changes                       by Reference

                                            Incorporation of Certain Documents
12.  Incorporation of Certain Information   by Reference
     by Reference

13.  Disclosure of Commission Position on   Not Applicable
     Indemnification for Securities Act
     Liabilities

                 PROSPECTUS OF FIDELITY FEDERAL BANCORP

                     110,000 Shares of Common Stock

        This Prospectus relates to the offering by the selling security holders (the "Selling Security Holders") of up to 110,000 shares of the Common Stock ("Common Stock") of Fidelity Federal Bancorp (the "Company"). The Selling Security Holders, directly or through agents, dealers or underwriters designated by such Holders, may sell the Common Stock from time to time on terms to be determined at the time of sale. To the extent required, the names of the Selling Security Holders, the respective purchase price and public offering price, the names of any agent, dealer or underwriter, and the applicable commission or discount with respect to a particular offer will be set forth in an accompanying Prospectus Supplement or Pricing Supplement.

        The Company will not receive any proceeds from this offering. The aggregate proceeds to the Selling Security Holders will be the purchase price of the Common Stock sold less the aggregate agents' commissions and underwriters' discounts, if any. The Selling Security Holders will pay all of the expenses of this offering. See "PLAN OF DISTRIBUTION".

        The Selling Security Holders and any broker-dealers, agents or underwriters that participate with the Selling Security Holders in the distribution of the Common Stock may be deemed to be "underwriters" within the meaning of the Securities Act of 1933, as amended (the "Securities Act"), and any commissions received by them and any profit on the resale of the Common Stock purchased by them may be deemed to be underwriting commissions or discounts under the Securities Act. See "PLAN OF DISTRIBUTION".

        The Company is a savings and loan holding company organized under Indiana law, and holds all of the outstanding common stock of United Fidelity Bank, fsb, formerly Evansville Federal Savings Bank (the "Savings Bank"), a federally- chartered stock savings bank, located in Evansville, Indiana. The Company also owns all of the outstanding stock of Village Securities Corporation, which is not presently active.

  FOR A DISCUSSION OF CERTAIN FACTORS TO BE CONSIDERED, SEE "RISK FACTORS."

  THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION, NOR HAS THE
   SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION
       PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS.  ANY
           REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

   THE SECURITIES OFFERED HEREBY ARE NOT SAVINGS ACCOUNTS OR DEPOSITS AND ARE NOT INSURED BY THE FEDERAL DEPOSIT INSURANCE CORPORATION, ANY OTHER
                     GOVERNMENTAL AGENCY OR OTHERWISE.

             The date of this Prospectus is November __, 1996.

                         AVAILABLE INFORMATION

        The Company is subject to the informational requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act") and in accordance therewith files reports, proxy statements and other information with the Securities and Exchange Commission ("Commission"). Such reports, proxy statements and other information can be inspected and copied at prescribed rates at public reference facilities maintained by the Commission at 450 Fifth Street, N.W., Judiciary Plaza, Room 1024, Washington, D.C. 20549, and at the Commission's regional offices located at 75 Park Place, 14th Floor, New York, New York, 10007 and Northwestern Atrium Center, 500 West Madison Street, Chicago, Illinois 60661-2511. Copies of such material can also be obtained at prescribed rates from the Public Reference Section of the Commission, 450 Fifth Street, N.W., Judiciary Plaza, Washington, D.C. 20549.

        The Company has filed with the Commission a Registration Statement on Form S-3 (together with all amendments and exhibits, the "Registration Statement") under the Securities Act with respect to the securities offered hereby. This Prospectus does not contain all of the information set forth in the Registration Statement, certain parts of which are omitted in accordance with the rules and regulations of the Commission. Reference is made to the Registration Statement, as amended, including the exhibits filed or incorporated by reference as a part thereof, which can be inspected and copied at the public reference facilities maintained by the Commission at the addresses set forth above.

            INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

        Incorporated by reference in this Prospectus and made a part hereof are the following documents filed by the Company with the Commission pursuant to the Exchange Act: (1) the Company's Annual Report on Form 10-K for the year ended June 30, 1996 ("10-K"); (2) the Company's Quarterly Report on Forms 10-Q for the quarter ended September 30, 1996; and (3) the description of the Company s Common Stock contained in its Registration Statement on Form S-4 filed with the Commission on August 9, 1993 pursuant to the Securities Act of 1933 (Commission File No. 33-67110), including any amendment or report filed for the purpose of updating such description. All documents subsequently filed by the Company with the Commission pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of this Prospectus and prior to the filing of a post-effective amendment which indicates that all shares of Common Stock offered pursuant to this Prospectus have been sold or which deregisters all shares of Common Stock then remaining unsold, shall be deemed to be incorporated by reference in this Prospectus and to be a part hereof from the date such documents are filed. Any statement contained herein or in a document incorporated or deemed incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Prospectus to the extent that a statement contained herein or in any subsequently filed document which also is incorporated by reference here modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Prospectus.

        The Company will provide, without charge, to each person to whom this Prospectus is delivered, on the written or oral request of any such person, a copy of any or all of the information incorporated herein by reference other than exhibits to such information (unless such exhibits are specifically incorporated by reference into such information). Written or oral requests should be directed to Fidelity Federal Bancorp, 700 S. Green River Road, Suite 2000, Evansville, Indiana 47715,
Attention:  Donald R. Neel, Treasurer, telephone (812) 469-2100.

                          ___________________


NO PERSON HAS BEEN AUTHORIZED TO GIVE ANY INFORMATION OR TO MAKE ANY REPRESENTATION OTHER THAN THOSE CONTAINED IN THIS PROSPECTUS AND, IF GIVEN OR MADE, SUCH INFORMATION OR REPRESENTATION MUST NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED. THIS PROSPECTUS DOES NOT CONSTITUTE AN OFFER TO SELL OR A SOLICITATION OF AN OFFER TO BUY ANY SECURITIES OTHER THAN THE REGISTERED SECURITIES TO WHICH THIS PROSPECTUS RELATES OR AN OFFER TO SELL OR A SOLICITATION OF AN OFFER TO BUY TO ANY PERSON IN ANY JURISDICTION IN WHICH IT WOULD BE UNLAWFUL TO MAKE SUCH OFFER OR SOLICITATION. NEITHER THE DELIVERY OF THIS PROSPECTUS AT ANY TIME, NOR ANY OFFER OR SOLICITATION MADE HEREUNDER, SHALL UNDER ANY CIRCUMSTANCES CREATE ANY IMPLICATION THAT THE INFORMATION HEREIN IS CORRECT AS OF ANY TIME SUBSEQUENT TO THE DATE OF THIS PROSPECTUS.

                           TABLE OF CONTENTS
                           -----------------


      TITLE                                                           PAGE
      -----                                                           ----

SUMMARY OF PROSPECTUS . . . . . . . . . . . . . . . . . . . . . . . .   1

RISK FACTORS  . . . . . . . . . . . . . . . . . . . . . . . . . . . .   1

THE COMPANY . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   2

SELLING SECURITY HOLDERS  . . . . . . . . . . . . . . . . . . . . . .   3

PLAN OF DISTRIBUTION  . . . . . . . . . . . . . . . . . . . . . . . .   4

TRANSFER AGENT  . . . . . . . . . . . . . . . . . . . . . . . . . . .   4

LEGAL MATTERS . . . . . . . . . . . . . . . . . . . . . . . . . . . .   4

EXPERTS . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   4

                         SUMMARY OF PROSPECTUS


        The following summary does not purport to be complete and is qualified in its entirety by the more detailed information and financial statements appearing elsewhere, or incorporated by reference, in this Prospectus.


THE COMPANY:              The Company is a corporation organized under
                          the laws of the State of Indiana and is a registered savings and loan holding company, with its principal office in Evansville, Indiana. The Company was incorporated on July
                          30, 1993, primarily for the purpose of
                          becoming a savings and loan holding company for the Savings Bank, a federally-chartered stock savings bank. The Savings Bank has five wholly-owned subsidiaries. One subsidiary is engaged in the insurance business, one is a mortgage banking company involved in the financing of real estate, and three are engaged in real estate related operations. The
                          Office of Thrift Supervision ("OTS") approved the acquisition of the Savings Bank by the Company on October 7, 1993, and the acquisition was completed on November 8, 1993.
                          The Company also has another wholly-owned subsidiary, Village Securities Corporation, which is presently inactive. See "THE
                          COMPANY".


THE OFFERING:             Up to 110,000 shares of Common Stock, no par
                          value, of the Company, held by the Selling
                          Security Holders.

TRADING MARKET:           The Company's Common Stock is presently listed
                          on the NASDAQ National Market System under the symbol "FFED".


PLAN OF DISTRIBUTION:     The Selling Security Holders will pay all of
                          the expenses incident to the registration, offering and sale of the Common Stock including commissions and discounts of underwriters, dealers or agents. See "PLAN OF
                          DISTRIBUTION".



                              RISK FACTORS

Dependence Upon Subsidiaries
----------------------------

        The Company has limited operating history and its financial condition and results of operations are dependent upon the successful operation of its subsidiaries (the "Subsidiaries"). While the Company does receive some income at the holding company level, such income would not be sufficient to service the Company's indebtedness. The Company is, therefore, dependent upon dividends, interest income, management fees and other fees and income paid to it by the Subsidiaries. At the present time, the Savings Bank may pay dividends in any calendar year equal to the greater of (i) 100% of net income to date during the calendar year plus the amount that would reduce its surplus capital ratio by one- half, or (ii) 75% of net income for the previous four quarters; provided, however, that the Savings Bank's ability to pay dividends may be limited by the need to maintain adequate capital in the Savings Bank and is subject to regulation by OTS, which could prohibit such payment as, among other things, an unsafe and unsound banking practice. The ability of the Savings Bank s subsidiaries to pay dividends to the Savings Bank is limited, by state law, in the event that such subsidiary would not be able to pay its debts as they become due in the ordinary course of business or if its total assets would be less than the sum of its total liabilities.

Service Corporations
--------------------

        The Company has two wholly-owned subsidiaries, the Savings Bank and Village Securities Corporation. The Savings Bank maintains four offices in Evansville, Indiana.

        The Savings Bank has five wholly-owned subsidiaries. Village Insurance Corporation (formerly known as "EVSECO, Inc."), is an insurance subsidiary engaged in the business of selling credit life insurance, as well as accident and health insurance, to the Savings Bank's loan customers. Fidelity Federal Capital Corporation ("FFCC") is the real estate mortgage banking arm of the Savings Bank.

          The remaining three subsidiaries, Village Housing Corporation, Village Management Corporation, and Village Community Development Corporation (the "Group"), are involved in various aspects of owning, developing, building, renting, and managing affordable housing projects. This activity is an extension of the Savings Bank's experience in financing residential real estate. Village Housing Corporation serves as the general partner in these affordable housing projects. Village Management Corporation provides property management services to multi-family apartment projects, and Village Community Development Corporation provides construction and development services.

        The Savings Bank also makes construction and permanent loans (both separately and with participation from the Company and other financial institutions) to the affordable housing projects (the "Project Loans"). Under applicable regulations issued by the Office of Thrift Supervision (the "OTS"), the Savings Bank's aggregate investment in the capital stock or obligations of its service corporations (including all loans, guarantees or take-out commitments for such loans to service corporations) may not exceed three percent of the assets of the Savings Bank (as defined in Section 545.74(d)(1) of the OTS regulations). In addition, the Savings Bank, if it meets its applicable capital requirement, may lend additional amounts to its service corporations in an aggregate amount not to exceed fifty percent of the total capital (as defined in Section 545.74(d)(2)(ii) of the OTS regulations) of the Savings Bank.

        The Group is involved in various aspects of financing, developing, building, renting and managing predominantly affordable housing units. To date, the Group's strategy has included those developments which have tax credits pursuant to Section 42 of the Internal Revenue Code (the "Code") and tax-exempt bond financed developments. There are approximately twenty transactions currently being considered for financing and/or development. However, there can be no certainty as to the completion of any of the transactions or the potential fee income to be recognized.

        As to those completed developments where Village Housing Corporation is the general partner, if a project is not operating in compliance with the requirements of Code Section 42 and Section 142, which provide certain tax credits for affordable housing projects, all or a portion of the tax credits may be recaptured or the tax-exempt status of the bonds may be forfeited. In this event, Village Housing Corporation has agreed to reimburse limited partners if tax credits are lost. Village Management Corporation provides the management services to the projects, is familiar with the specific guidelines pursuant to these sections of the Code, and does not anticipate that this event will ever occur.



                              THE COMPANY


        The Company was organized as an Indiana corporation on July 30, 1993, to acquire and hold all of the common stock of the Savings Bank and is a registered unitary savings and loan holding company, with its principal office in Evansville, Indiana.

        The Savings Bank was originally chartered by the State of Indiana in 1914 and then became a federally-chartered mutual savings and loan association in 1936. In 1987, the Savings Bank converted from a federally-chartered mutual association to a federally-chartered stock savings bank through the issuance of common stock. The OTS approved the acquisition of the Savings Bank by the Company on October 7, 1993. On November 8, 1993, the effective date of the acquisition, the shareholders of the Savings Bank became shareholders of the Company.
The Savings Bank is engaged in the business of obtaining funds in the form of savings deposits and borrowings and investing such funds in consumer installment loans, commercial loans and mortgage loans, primarily owner occupied one-to-four family homes located in and around Evansville, Indiana and in certain portions of Central Indiana, and in investment and money market securities. The Savings Bank also engages in the business of owning, developing, building, renting, and managing affordable housing projects through three of its wholly-owned service corporations. See "SPECIAL CONSIDERATIONS -- Service Corporations". The Savings Bank, through another wholly-owned service corporation, is engaged in the business of selling credit life insurance, as well as accident and health insurance, to the Savings Bank's loan customers. As of September 30, 1996, the Company had consolidated assets of $261,834,488, deposits of $181,196,575, and shareholders' equity of $12,545,764. In addition to its main office located at 18 N.W. Fourth Street, Evansville, Indiana 47706-1347, the Savings Bank also operates three branches in Evansville.

        In April, 1994, the Company organized its wholly-owned subsidiary, FFCC, to be the mortgage banking arm of the Company in the financing of real estate, including holding and placing debt and equity interests in real estate. FFCC was transferred to the Savings Bank in 1996. In December, 1994, the Company organized Village Securities Corporation as a wholly owned subsidiary but such corporation is not presently active. The proposed activities of Village Securities Corporation include full-service or discount brokerage services, private placements of securities and other securities- related activities. At the present time, management has not determined when, if ever, Village Securities Corporation will begin providing such services.

        The address of the principal executive office of the Company is 700 S. Green River Road, Suite 2000, Evansville, Indiana 47715 and its telephone number is (812) 469-2100.

                        SELLING SECURITY HOLDERS

        The following table provides the name of each Selling Security Holder, the number of shares of Common Stock held by each, the number of shares of Common Stock available to be offered hereunder for the Selling Security Holders account, the anticipated ownership after the offering and the relationship between the Selling Security Holder and the Company within the past three years.

                             Number of         Number of            Amount and % Beneficially
    Name and                  Shares        Shares Available             Owned After Sale
    positions held         Beneficially        for Offer                of All Securities
                             Owned (1)        Hereunder (1)            Registered Hereunder
    -----------------------------------------------------------------------------------------
    Pedcor                   344,507             110,000            234,507              8.6%
    Investments, a
    Limited
    Liability
    Company (2)
    -----------------------------------------------------------------------------------------

  (1) The information contained in this column is based upon information furnished to the Company by the individuals named above as of November 13, 1996. The nature of beneficial ownership for shares shown in this column represent sole or shared voting and investment unless otherwise noted. At November 15, 1996, the Company had 2,492,793 shares of Common Stock outstanding.

  (2) Number of shares includes 224,333 which Pedcor Investments, a Limited Liability Company ("Pedcor") has the right to acquire upon exercise of warrants acquired pursuant to the Company s 1994 and 1995 Rights Offerings. Pedcor is part of a group as defined in Rule 13d-5 of the Commission consisting of Pedcor, Bruce Cordingley, Denise Cordingley, Gerald Pedigo, Sara Lentz, and Phillip Stoffregen. The above excludes any shares held of record or beneficially by such individuals or shares which individuals could acquire upon the exercise of options or warrants. Bruce A. Cordingley, the Chairman of the Board of Directors of the Company and the Savings Bank, is President of and owns 47.6% of Pedcor.

                          PLAN OF DISTRIBUTION

        The Company will not receive any proceeds from this offering. The Common Stock may be sold from time to time to purchasers directly by any of the Selling Security Holders. Alternatively, any of the Selling Security Holders may from time to time offer the Common Stock through underwriters, dealers or agents, who may receive compensation in the form of underwriting discounts, concessions or commissions from the Selling Security Holders and/or the purchasers of the Common Stock for whom they may act as agent. The Selling Security Holders and any underwriters, dealers or agents that participate in the distribution of the Common Stock may be deemed to be underwriters, and any profit on the sale of the Common Stock by them and any discounts, commissions or concessions received by any such underwriters, dealers or agents might be deemed to be underwriting discounts and commissions under the Securities Act. At any time a particular offer of the Common Stock is made, if required, a Prospectus Supplement or Pricing Supplement will be distributed which will set forth the aggregate number of shares of the Common Stock being offered and the terms of the offering, including the name or names of any underwriters, dealers or agents, any discounts, commissions and other items constituting compensation from the Selling Security Holders and any discounts, commissions or concessions allowed or reallowed or paid to dealers. To comply with certain states' securities laws, if applicable, the Common Stock will be offered or sold in such jurisdictions only through registered or licensed brokers or dealers. In addition, in certain states the Common Stock may not be offered or sold unless they have been registered or qualified for sale in such state or an exemption from registration or qualification is available and is complied with.

        The Common Stock may be sold from time to time in one or more transactions at a fixed offering price, which may be changed, or at varying prices determined at the time of sale or at negotiated prices. Such prices will be determined by the Selling Security Holders or by agreement between the Selling Security Holders and underwriters or dealers.

        Under applicable rules and regulations under the Exchange Act, any person engaged in a distribution of the Common Stock may not simultaneously engage in market making activities with respect to such Common Stock for a period of nine business days prior to the commencement of such distribution. In addition to, and without limiting the foregoing, each Selling Security Holder and any other person participating in the distribution may be subject to applicable provisions of the Exchange Act and the rules and regulations thereunder, including without limitation, Rules 10b-2, 10b-6 and 10b-7, which provisions may limit the timing of purchases and sales of any of the Common Stock by the Selling Security Holders or any other person. All of the foregoing may affect the marketability of the Common Stock and any dealer's ability to engage in market making activities with respect to the Common Stock.


                             TRANSFER AGENT

        Fidelity Federal Bancorp is the transfer agent for its Common Stock.


                             LEGAL MATTERS

        The legality of the Common Stock offered hereby has been passed upon for the Company by Krieg DeVault Alexander & Capehart, One Indiana Square, Suite 2800, Indianapolis, Indiana 46204.


                                EXPERTS

        The consolidated financial statements of the Company and subsidiaries, incorporated by reference in this Prospectus and appearing in the Company's Annual Report on Form 10-K have been audited by Geo. S. Olive & Co. LLC, independent certified public accountants, as indicated in their report with respect thereto, which is incorporated herein by reference, and has been so incorporated in reliance upon the authority of said firm as experts in accounting and auditing.

PART II


INFORMATION NOT REQUIRED IN PROSPECTUS
--------------------------------------

Item 14.  Other Expenses Of Issuance and Distribution.
------------------------------------------------------

        The following are actual or estimated expenses incurred or to be incurred by the Registrant in connection with this offering:

         Fees                                              Amount*
         ----                                              -------

Filing Fee                                                $     394
Printing Expenses                                         $   1,000*
Legal Fees, Blue Sky Fees and
  Expenses                                                $  10,000*
Accounting Fees and Expenses                              $   1,000*
Miscellaneous Expenses                                    $   1,000*
                                       Total              $  13,394*
                                                          ==========
*Estimated


Item 15.  Indemnification of Directors and Officers.
----------------------------------------------------

        The Registrant's Articles of Incorporation provide that the Registrant will indemnify any person who is or was a director or officer of the Registrant or of any other corporation for which he is or was serving in any capacity at the request of the Registrant against all liability and expense that may be incurred in connection with any claim, action, suit or proceeding with respect to which such director or officer is wholly successful or acted in good faith in a manner he reasonably believed to be in, or not opposed to, the best interests of the Registrant or such other corporation and, with respect to any criminal action or proceeding, had no reasonable cause to believe that his conduct was unlawful. A director or officer of the Registrant is entitled to be indemnified as a matter of right with respect to those claims, actions, suits or proceedings in which he has been wholly successful. In all other cases, such director or officer, shall be entitled to indemnification as a matter of right unless (i) the director or officer has breached or failed to perform his duties in compliance with the standard of conduct set forth above and (ii) such breach or failure to perform constituted willful misconduct or recklessness as determined by the Board of Directors of the Registrant, a committee of the Board of Directors, independent legal counsel, or a committee of disinterested persons selected by the Board of Directors. The foregoing is a summary of detailed provisions for indemnification found at Article VI, Section 2 of the Articles of Incorporation of the Registrant, incorporated by reference to the Company's Annual Report on Form 10-K for the year ended June 30, 1994.

Item 16.  Exhibits.
-------------------

        The following exhibits are filed as part of this Registration
        Statement:


        Exhibit Number                            Exhibit
        --------------                            -------
                 3(a) Articles of Incorporation of the Company (incorporated by reference to the Company's Annual Report on Form 10-K for the year ended June 30, 1994) and Amendment to Articles of
                                  Incorporation dated December 1, 1994
                                  (incorporated by reference to the
                                  Company's Registration Statement on
                                  Form S-3, File No. 33-87068, filed
                                  with the Commission on December 5,
                                  1994).

                 3(b) By-laws of the Company (incorporated by reference to the Company's Annual Report on Form 10-K for the year ended June 30, 1994).

                 5 Opinion of Krieg DeVault Alexander & Capehart re: legality (incorporated by reference to the Company's
                                  Registration Statement on Form S-4,
                                  File No. 33-67110, filed with the
                                  Commission on August 9, 1993).

                 23(a) Consent of Krieg DeVault Alexander & Capehart (included in Exhibit 5).

                 23(b)            Consent of Geo. S. Olive & Co., LLC.

                 24 Powers of Attorney (included on the signature page of Part II of the Registration Statement).


Item 17.  Undertakings.
-----------------------

        The undersigned Registrant hereby undertakes as follows:

        (a)     (1)      To file, during any period in which offers or
                         sales are being made, a post-effective
                         amendment to this registration statement:

                         (i)     To include any prospectus required by
                                 Section 10(a)(3) of the Securities Act
                                 of 1933;

                         (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement; and

                         (iii)   To include any material information
                                 with respect to the plan of
                                 distribution not previously disclosed
                                 in the registration statement or any
                                 material change to such information in
                                 the registration statement;

                Provided, however, that (a)(1)(i) or (ii) shall be deemed to be satisfied if the information required to be included in a post-effective amendment by (a)(1)(i) or
                (ii) is contained in periodic reports filed by the Company pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934, as amended, that are incorporated by reference herein.

                (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

        (b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offering therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

        (c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to provisions of the Registrant's Articles of Incorporation or Bylaws, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                               SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Evansville, State of Indiana on November 20, 1996.
                                       FIDELITY FEDERAL BANCORP
                                             (Registrant)

                                       By:  /s/ M. Brian Davis
                                            -------------------------
                                            M. Brian Davis, President

                           POWER OF ATTORNEY

        Each person signing below hereby appoints M. Brian Davis and Donald R. Neel, or either of them, as his or her attorney-in-fact to execute and file such amendments to this Registration Statement as such attorney-in-fact may deem appropriate.

        Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities indicated below as of November 20, 1996.

Signature                                   Capacity
---------                                   --------

 /s/ M. Brian Davis                         Director, President and CEO
----------------------------------          (Principal Executive Officer)
M. Brian Davis

 /s/ Donald R. Neel                         Treasurer (Chief Financial and
----------------------------------          Principal Accounting Officer)
Donald R. Neel

 /s/ Curt. J. Angermeier                    Director
----------------------------------
Curt J. Angermeier

 /s/ William R. Baugh                       Director
----------------------------------
William R. Baugh

 /s/ Bruce A. Cordingley                    Chairman of the Board of Directors
----------------------------------
Bruce A. Cordingley

 /s/ John R. Cunningham                     Director and Secretary
----------------------------------
John R. Cunningham

 /s/ Robert F. Doerter                      Director
----------------------------------
Robert F. Doerter

 /s/ David L. Maraman                       Director
----------------------------------
David L. Maraman

                                            Director
----------------------------------
Mark A. Mattingly

 /s/ Barry A. Schnakenburg                  Director
----------------------------------
Barry A. Schnakenburg

                           INDEX TO EXHIBITS


   Exhibit Number                    Exhibit                          Page
   -------------                     -------                          ----
     3(a)              Articles of Incorporation of the Company
                       (incorporated by reference to the
                       Company's Annual Report on Form 10-K for the year ended June 30, 1995).

     3(b)              By-laws of the Company (incorporated by
                       reference to the Company's Annual Report on Form 10-K for the year ended June 30,
                       1994).

        5 Opinion of Krieg DeVault Alexander & Capehart re: legality (incorporated by reference to the Company's Registration Statement on Form S-4, File No. 33-67110, filed with the Commission on August 9,
                       1993).

       23 (a)          Consent of Krieg DeVault Alexander &
                       Capehart (included in Exhibit 5).

       23 (b)          Consent of Geo. S. Olive & Co., LLC.

       24              Powers of Attorney (included on the
                       signature page of Part II of the
                       Registration Statement).


SS-92001-2